Exhibit 5.1

June 12, 2007	Michele D. Vaillancourt Direct Dial: (612) 604-6681 Direct Fax: (612) 604-6881 mvaillancourt@winthrop.com

MathStar, Inc.

19075 N.W. Tanasbourne Drive

Suite 200

Hillsboro, Oregon  97124

Re:          Prospectus Supplement

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by MathStar, Inc., a Delaware corporation (the “Company”), of 21,875,000 shares (the “Basic Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), plus up to 3,125,000 shares of Common Stock for which the underwriters have been granted an over-allotment option (“Option Shares”), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”), File No. 333-141362.  (The Basic Shares and the Option Shares are hereinafter referred to as the “Shares.”)  All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplements filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the related Prospectus and Prospectus Supplements, will be validly issued, fully paid and non-assessable.

We consent to the reference under the caption “Legal Matters” in the Prospectus and the Prospectus Supplements and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Michele D. Vaillancourt
Michele D. Vaillancourt